UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
REGENERX BIOPHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1253406

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

15245 Shady Grove Road, Suite 470
Rockville, Maryland	20850

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-166146
Securities to be registered pursuant to Section 12(g) of the Act:
Warrants to purchase Common Stock, $0.001 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Warrants to purchase common stock, par value $0.001 per share, of RegeneRx Biopharmaceuticals, Inc. (the “Company”) set forth under the caption “Description of Securities—Warrants to be Issued as Part of the Units” in the Company’s Registration Statement on Form S-1 (File No. 333-166146), originally filed with the Securities and Exchange Commission on April 16, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference herein. Any prospectus filed under Rule 424(b) under the Securities Act of 1933, as amended, with respect to the Registration Statement shall be deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits.
     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description
3.1 (1)	Restated Certificate of Incorporation.

3.2 (1)	Certificate of Amendment of Restated Certificate of Incorporation.

3.3 (1)	Certificate of Amendment of Restated Certificate of Incorporation.

3.4 (2)	Amended and Restated Bylaws adopted July 26, 2006.

3.5 (3)	Amendment to Amended and Restated Bylaws.

4.1 (1)	Specimen Common Stock Certificate.

4.2 (1)	Specimen Rights Certificate.

4.3 (1)	Rights Agreement, dated April 29, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

4.4 (1)	Amendment No. 1 to Rights Agreement, dated March 4, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

4.5 (4)	Form of Warrant Agreement.

4.6 (4)	Form of Warrant Certificate.

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-166146) filed with the Securities and Exchange Commission on April 16, 2010 and incorporated herein by reference.

(2)	Filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission on August 14, 2006 and incorporated herein by reference.

(3)	Filed as an exhibit to the registrant’s Registration Statement on Form S-8 (File No. 333-152250) filed with the Securities and Exchange Commission on July 10, 2008 and incorporated herein by reference.

(4)	Filed as an exhibit to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-166146) filed with the Securities and Exchange Commission on May 17, 2010 and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 17, 2010	REGENERX BIOPHARMACEUTICALS, INC.

	By:	/s/ C. Neil Lyons Name: C. Neil Lyons
Title: Chief Financial Officer